Consent of Independent Registered Public Accounting Firm
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The board and shareholders
AXP International Series, Inc.:
         AXP Threadneedle European Equity Fund
         AXP Threadneedle International Fund

We consent to the use of our reports included herein and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Registered Public Accounting Firm" in Part B of the Registration Statement.


/s/ KPMG LLP
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    KPMG LLP
    Minneapolis, Minnesota
    December 21, 2004